Exhibit 16
October 27, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4 of Oriental Financial Group Inc.’s Form 8-K dated October 25, 2005 and we agree with the statements made therein.
Yours truly,
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
San Juan, Puerto Rico